AGREEMENT FOR SETTLEMENT OF PREPAID ASSETS
AND FORGIVENESS OF DEBT

            This Agreement for Settlement of Prepaid Assets and Forgiveness of Debt (the “Agreement”) is entered into effective as of June 30, 2011, by and between Horiyoshi the Third Limited aka Horiyoshi the Third (the “Company”), a Hong Kong Company, Lonestar Capital Limited (“Creditor”), a Hong Kong Company, and Stone Corporation, Inc. (“Stone”).

            WHEREAS, the Company entered into a $3,000,000 revolving line of credit agreement with Creditor as evidenced by the loan agreement between the Company and the Creditor dated July 28, 2010; and,

            WHEREAS, the Company holds the right to obtain $629,168.73 of assets from Stone, for amounts that have been prepaid; and,

            WHEREAS, the Company desires to repay $629,168.73 to Creditor for amounts outstanding under the revolving line of credit pursuant to this Agreement; and,

            WHEREAS, Creditor has agreed to forgive $629,168.73 of the amount outstanding under the revolving line of credit agreement in consideration of the Company absolving its rights to obtain $629,168.73 of assets from Stone, the Creditor’s subsidiary through 80% ownership.

            NOW, THEREFORE, this Agreement is made in consideration of the premises and mutual covenants set forth herein; and each of the parties to this Agreement agrees as follows:

1.

Forgiveness of Indebtedness. In exchange for the Company absolving its rights to obtain $629,168.73 of assets from Stone, Creditor agrees to forgive $629,168.73 of indebtedness outstanding under its revolving line of credit with the Company. All outstanding amounts remaining under the line of credit after the forgiveness of indebtedness will remain collectible under the terms and conditions set forth in the revolving line of credit agreement between the Company and Creditor dated July 28, 2010.

2.

Miscellaneous. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement may be executed in more than one counterpart, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

            NOW, THEREFORE, the parties hereto have executed this Agreement effective as of the first date set forth above.

STONE CORPORATION	HORIYOSHI THE THIRD LIMITED

(“Stone”)	(“Company”)

&

LONESTAR CAPITAL LIMITED

(“Creditor”)

/s/ Steve Suk	/s/ Mitsuo Kojima

Name: Steve Suk	Name: Mitsuo Kojima

Title: Director	Title: CEO of Horiyoshi Worldwide, Inc.
parent company of Horiyoshi The Third
Limited